Exhibit 4.3

FORM OF DEBT SECURITY

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restrictive legends, if any, including any Rule 144A or Regulation S legends, will be included in the supplemental indenture or board resolution establishing this series.]

No. [______]                                                                        Principal Amount: $[__________]

CUSIP: [__________]                                                                        ISIN: [__________]

ANTALPHA PLATFORM HOLDING COMPANY

[Title of Series][, including any subordination, guaranty, security or other distinguishing terms]

Antalpha Platform Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company,” which term includes any successor Person (as defined in the Indenture) under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, the principal sum of [_______________________] U.S. dollars (or such greater or lesser amount as may be set forth in the Schedule of Increases or Decreases in this Global Security attached hereto) on [_____________, ____] (the “Maturity Date”), and to pay interest thereon, from [_____________, ____] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually / quarterly / monthly / at maturity] in arrears on [_____________] and [_____________] in each year (each, an “Interest Payment Date”), commencing on [_____________, ____], at the rate of [____]% per annum, until the principal hereof is paid or duly provided for. “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the [_____________] or [_____________] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than [__] days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in [The City of New York, State of New York], in U.S. dollars; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register (as defined in the Indenture), or by wire transfer to an account designated in writing by the Holder within the time periods set forth in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The specific terms of this Security (including, without limitation, the title, aggregate principal amount, currency of payment, interest rate (or manner of determination), interest payment dates, maturity date, redemption terms, conversion or exchange terms (if any), sinking fund provisions (if any), subordination terms (if any), form (registered, bearer or global), denomination, defeasance and covenant defeasance provisions, and any other terms not inconsistent with the Indenture) shall be as established by the applicable Board Resolution, Officers’ Certificate or supplemental indenture referenced in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [_____________, ____]

ANTALPHA PLATFORM HOLDING COMPANY

By:
	Name:	[____________]
	Title:	[____________]

By:
	Name:	[____________]
	Title:	[____________]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated: [_____________, ____]

[NAME OF TRUSTEE],
as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

ANTALPHA PLATFORM HOLDING COMPANY

[Title of Series]

This Security is one of a duly authorized issue of Securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [_____________, ____] (as supplemented from time to time, the “Indenture”), between the Company and [Name of Trustee], as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, [initially limited in aggregate principal amount to $[___________] / unlimited in aggregate principal amount].

The Securities of this series are subject to redemption at the option of the Company [and at the option of the Holders] [, in whole or in part,] [upon not less than [10] nor more than [60] days’ notice given as provided in the Indenture,] [on or after [______________, ____]] [at the redemption prices, and on the terms and conditions, set forth in the [supplemental indenture / Officers’ Certificate (as defined in the Indenture)] establishing this series].

[The Securities of this series are not subject to a sinking fund.] [The Securities of this series are subject to mandatory sinking-fund redemption as provided in the [supplemental indenture / Officers’ Certificate] establishing this series.]

[The Securities of this series are [senior unsecured / senior subordinated / subordinated] obligations of the Company. [The Securities of this series will rank pari passu with all other unsubordinated and unsecured indebtedness of the Company (subject to any obligations given preference by mandatory provisions of applicable law) and senior to any subordinated indebtedness of the Company.] [The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date hereof or hereafter incurred, and this Security is issued subject to the provisions of the Indenture regarding such subordination. The Holder of this Security, by accepting the same, agrees to and shall be bound by such subordination provisions and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided.]

If an Event of Default (as defined in the Indenture) with respect to Securities of this series shall occur and be continuing, the principal of and interest accrued on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a [majority] in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (as defined in the Indenture) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $[1,000] and integral multiples of $[1,000] in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Indenture. References herein to “$” or “U.S. dollars” are to the lawful currency of the United States of America.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

FORM OF ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ this Security and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ as attorney to transfer this Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________

Signature: __________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________________ (Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)).